                                                                   EXHIBIT 10.36

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. ss.ss. 200.80(b)(4), 200.83 AND 240.24b-2


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       of

                                NEW VENTURE LLC


                              --------------------

ARTICLE 9 OF THIS LIMITED LIABILITY COMPANY AGREEMENT LIMITS THE TRANSFER OR HYPOTHECATION OF THE INTERESTS REPRESENTED HEREBY (THE "INTERESTS").

                              --------------------

THE INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE INTERESTS ARE BEING OFFERED AND SOLD UNDER THE EXEMPTION PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT.

THERE IS NO OBLIGATION ON THE ISSUER TO REGISTER THE INTERESTS UNDER THE SECURITIES ACT. A PURCHASER OF ANY INTEREST MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                              --------------------

THE INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES ADMINISTRATORS OF ANY STATES OR OTHER JURISDICTIONS NOR HAVE THEY BEEN QUALIFIED OR REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE QUALIFICATION OR REGISTRATION REQUIREMENTS OF SUCH LAWS. THEREFORE, A PURCHASER OF ANY INTEREST WILL NOT BE ABLE TO RESELL IT UNLESS THE INTEREST IS QUALIFIED OR REGISTERED UNDER THE APPLICABLE STATE SECURITIES LAWS OR LAWS OF OTHER JURISDICTIONS OR UNLESS AN EXEMPTION FROM SUCH QUALIFICATION OR REGISTRATION IS AVAILABLE.
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 Definitions........................................................ 1

ARTICLE 2 Offices and Statutory Agent........................................ 8

           2.1     Registered Office and Statutory Agent..................... 8
           2.2     Principal Executive Office................................ 8
           2.3     Business.................................................. 8

ARTICLE 3 Company Members; Classes; Voting Rights; Meetings of Members....... 9

           3.1     Members................................................... 9
           3.2     Voting Rights............................................. 9
           3.3     Place of Meetings......................................... 9
           3.4     Meetings of Members; Notice of Meetings................... 9
           3.5     Quorum....................................................10
           3.6     Waiver of Notice..........................................10
           3.7     Action by Members Without a Meeting.......................11
           3.8     Members May Participate in Other Activities;
                   Limitations...............................................11

ARTICLE 4 Management.........................................................12

           4.1     Board of Directors........................................12
           4.2     Number, Classes and Qualifications of Directors...........13
           4.3     Election and Removal of Directors.........................13
           4.4     Vacancies, Resignations, Replacements.....................14
           4.5     Initial Directors.........................................14
           4.6 Proprietary Invention and Non-Disclosure Agreements; Directors May Otherwise Engage in Activities Which
                   Compete With the Company..................................14

ARTICLE 5 Meetings of Board of Directors.....................................14

           5.1     Place of Meetings.........................................14
           5.2     Meetings of Directors.....................................15
           5.3     Quorum; Alternates; Participation in Meetings By
                   Conference Telephone Permitted; Vote Required for
                   Action; Confidentiality...................................15
           5.4     Waiver of Notice; Consent to Meeting......................18
           5.5     Action by Board of Directors Without a Meeting............19
           5.6     Committees and Subcommittees..............................19
           5.7     Chairman..................................................19
           5.8     Minutes of Meetings of the Board of Directors.............19
           5.9     Confidentiality...........................................21

ARTICLE 6 Officers...........................................................20

           6.1     General...................................................20
           6.2     Appointment and Removal...................................20

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           6.3     President.................................................20
           6.4     Secretary.................................................20
           6.5     Treasurer.................................................22

ARTICLE 7 Capital Contributions..............................................20

           7.1     Initial Capital Contributions.............................20
           7.2     Additional Capital Contributions..........................21
           7.3     Dow Member Required Capital Contributions.................22
           7.4     Withdrawal or Reduction of Capital Contributions..........23
           7.5     No Interest on Capital Contributions......................25
           7.6     Capital Accounts..........................................23
           7.7     Loans by Members to the Company...........................24

ARTICLE 8 Allocation of Profits and Losses; Distributions; Tax and
          Accounting Matters.................................................25

           8.1     Allocations...............................................25
           8.2     Distributions.............................................28
           8.3     Accounting Matters........................................29
           8.4     Tax Status and Returns....................................27
           8.5     754 Election..............................................28
           8.6     Tax Matters Partner.......................................28

ARTICLE 9 Restrictions on Transfer...........................................28

           9.1     Transfer of Interests.....................................28
           9.2     Consent Necessary to Transfer.............................28
           9.3     Conditions of Transfer....................................29
           9.4     Admission of Substitute Member............................29
           9.5     Effect of Transfer without Approval.......................29
           9.6     Liability for Breach......................................29
           9.7     Transfer Permitted Without Consent........................32

ARTICLE 10 Term, Termination and Dissolution.................................30

           10.1    Term......................................................30
           10.2    Termination...............................................30
           10.3    Dissolution...............................................34
           10.4    Liquidation...............................................32
           10.5    Liabilities...............................................32
           10.6    Settling of Accounts......................................32
           10.7    Distribution of Proceeds..................................35
           10.8    Certificate of Cancellation...............................33

ARTICLE 11 Limitation of Liability/Indemnification...........................33

           11.1    Limited Liability.........................................33
           11.2    Indemnification between the Members.......................33
           11.3    Indemnification:  Proceeding Other Than by Company........33
           11.4    Indemnification:  Proceeding by Company...................34

           11.5    Mandatory Advancement of Expenses.........................34
           11.6    Effect and Continuation...................................34
           11.7    Insurance and Other Financial Arrangements................35
           11.8    Notice of Indemnification and Advancement.................36
           11.9    Repeal or Modification....................................36

ARTICLE 12 Inspection of Company Records; Annual and Other Reports...........36

           12.1    Records to be Kept........................................36
           12.2    Inspection of Company Records.............................36
           12.3    Annual, Quarterly and Monthly Reports.....................37

ARTICLE 13 Defaults and Remedies.............................................40

           13.1    Defaults..................................................40
           13.2    Remedies..................................................37
           13.3    No Waiver.................................................37

ARTICLE 14 Certain Operating Provisions......................................38

           14.1    Budget and Forecast.......................................38
           14.2    Project Approval Process..................................38
           14.3    Preferred Supplier........................................39
           14.4    Services..................................................40

ARTICLE 15 DISPUTE RESOLUTION................................................41

           15.1    Informal Dispute Resolution...............................41
           15.2    Arbitration...............................................44

ARTICLE 16 CONFIDENTIALITY...................................................45

           16.1    Confidentiality...........................................45

ARTICLE 17 Miscellaneous.....................................................46

           17.1    Technology Fee Payments...................................46
           17.2    Dow Development Costs.....................................43
           17.3    [***].....................................................43
           17.4    Infringement Claims.......................................47
           17.5    Amendments................................................44
           17.6    Nature of Membership Interest; Agreement Is Binding
                   Upon Successors...........................................44
           17.7    Representation of Shares of Companies or Interests in
                   Other Entities............................................44
           17.8    Seal......................................................48
           17.9    Mutual Representations....................................48
           17.10   Non-Competition...........................................45
           17.11   Entire Agreement..........................................46
           17.12   Third Parties.............................................46
           17.13   Governing Law.............................................46
           17.14   Counterparts..............................................46
           17.15   Titles and Subtitles; Form of Pronouns; Construction
                   and Definitions...........................................50
           17.16   Delaware Limited Liability Company Act Prevails...........50


*CONFIDENTIAL TREATMENT REQUESTED

           17.17   Export Controls...........................................47
           17.18   Severability..............................................47
           17.19   Publicity.................................................47
           17.20   Publication...............................................51
           17.21   Costs.....................................................51
           17.22   Insurance.................................................47
           17.23   Notices...................................................47

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       of

                                NEW VENTURE LLC


     THIS LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of the 29th day of June, 2000 by and between the parties listed on the signature page hereof,

                              W I T N E S S E T H:

         WHEREAS, the parties hereto now desire to adopt and approve a limited liability company agreement for New Venture LLC (the "Company") to more particularly provide for their respective rights, powers, duties and obligations as Members (as defined below), and the management, operations and activities of the Company which will include, but not be limited to, marketing, product application development including formulation, technical services and technical selling; and

         WHEREAS, as soon as practicable following execution of this Agreement, a certificate of formation (the "Certificate") for the Company shall be filed with the Delaware Secretary of State.

         NOW, THEREFORE, the Members by this Agreement set forth the limited liability company agreement for the Company under the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101 et seq., the "Act") upon the following terms and conditions:

                                   ARTICLE 1

                                  Definitions

         Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this
Article 1.

         "Adjusted Capital Account Balance" means each Member's Capital Account, increased by the amount of such Member's unconditional obligation to contribute capital to the Company and such Member's share of "minimum gain" and "partner nonrecourse debt minimum gain" as such terms are defined in section 1.704-2 of the Income Tax Regulations.

         "Adjustment Factor" means a cost of living adjustment based on [***].

         "Affiliates" means any corporation, firm, limited liability company, partnership or other entity that directly or indirectly is controlled by a Party to this Agreement. Control for this purpose means ownership, directly or through one or more affiliated entities, of more than 50 percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than 50 percent (50%) of the equity interests in the case of any other type of

*CONFIDENTIAL TREATMENT REQUESTED

                                 -Page 1 of 48-
legal entity, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

         "Agreement" means this Limited Liability Company Agreement, as originally executed and as amended, modified or supplemented from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

         "Agreement Term" means the term of this Agreement as defined in Section 10.1.

         "Applicable Preferred Supplier" means the Dow Member with respect to, and the Diversa Member with respect to [***].

         "Approved Business" means research and development in the Approved Fields (including by means of contracting with a Member who is a Preferred Supplier with respect thereto), the commercialization and exploitation of the products of such research and development (including by means of contracting with a Member who is a Preferred Supplier with respect thereto), in each case on a world-wide basis, and all things necessary, convenient or desirable in connection with the foregoing. Without limiting the foregoing, the Approved Business shall include the right and obligation of the Company to perform under the Preferred Supplier provisions hereof, and to exploit the Intellectual Property which is the subject of the LLC License to the fullest extent possible, except as otherwise expressly provided for herein or in such LLC License.

         "Approved Fields" shall mean:

                  [***] "Exclusive Fields" defined as the development and commercialization of industrial enzymes in the following product areas:

                           [***]

*CONFIDENTIAL TREATMENT REQUESTED

                                 -Page 2 of 48-

                           [***] [***], but excluding projects involving [***] (the "Excluded Projects"). Provided further, the Board of Directors must in good faith, consistent with their fiduciary duties to the Company, vote for or against such projects taking into account the same types of business and economic factors as considered by the Board of Directors in approving or disapproving other projects. In the event one Member believes the other Member's designated Director(s) did not take into account the same type of factors, that Member may seek recourse through the Dispute Resolution provisions contained in Article 15 herein, and the twelve (12) month period for approval will be suspended during such dispute resolution and will resume once such dispute resolution is completed.

                  (b) "Limited Exclusive Fields" defined as the development and commercialization of industrial enzymes in the following product areas:

                           (i) [***]; provided, however, the Board of Directors must in good faith, consistent with their fiduciary duties to the Company, vote for or against such projects taking into account the same types of business and economic factors as considered by the Board of Directors in approving or disapproving other projects. In the event that the Board of Directors has approved the required [***] projects for any of these fields, then that field becomes an Exclusive Field and it is subject to those provisions. In the event one Member believes the other Member's designated Director(s) did not take into account the same type of factors, that Member may seek recourse through the Dispute Resolution provisions contained in Article 15 herein, and the twenty-four (24) month period for approval will be suspended during such dispute


*CONFIDENTIAL TREATMENT REQUESTED

                                 -Page 3 of 48-
                                    resolution and will resume once such dispute resolution is completed; and

                           (ii)     any other industrial enzyme project
                                    identified by the Company to the extent of the product opportunities described in such projects, (excluding any project in the [***] field (the "Excluded Field") and any Excluded Project), provided that such projects become Approved Projects.

         "Approved Project" means the projects approved by the Board of Directors as more fully described in Section 14.2.

         "Bankruptcy Event" means, with respect to any Person, such Person: (i) making an assignment for the benefit of creditors; (ii) filing a voluntary petition for bankruptcy; (iii) being adjudged bankrupt or insolvent, or having an order for relief entered against such Person, in any bankruptcy or insolvency proceeding; (iv) filing a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in proceedings of the foregoing nature; (vi) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial portion of the assets of such Person.

         "Board of Directors" means the Board of Directors of the Company as defined in Section 4.1 hereof.

         "Budget" means a statement setting forth the estimated receipts and expenditures (capital, operating and other) of the Company for the period covered by such statement, prepared in accordance with a format approved by the Board of Directors and approved by the Board of Directors in the manner provided for herein

         "Business Activities" means any business, action, purpose or activity relating to the Approved Business undertaken by the Company or any officer, employee, director or other Person acting for or on behalf of the Company.

         "Business Day" means a day, other than a Saturday or Sunday, during which banks and similar financial institutions in San Diego, California are generally open for business.

         "Capital Account" has the meaning provided for in Section 7.6.

         "Capital Contributions" means the contributions made by the Members to the Company pursuant to Sections 7.1 or 7.2 hereof and, in the case of all the Members, the aggregate of all such Capital Contributions.

         "Capital Transaction" means the sale, exchange or voluntary or involuntary disposition of Company assets, in a single transaction or series of related transactions, having a gross fair market value in excess of [***].

*CONFIDENTIAL TREATMENT REQUESTED

                                 -Page 4 of 48-

         "CDA" means the Confidentiality and Transfer Agreement among the Company, the Dow Member and the Diversa Member entered into as of the date of this Agreement.

         "Change of Control" shall mean any of the following transactions involving a Third Party: (a) a merger or consolidation of either Member which results in the voting securities of such Member outstanding immediately prior thereto ceasing to represent more than 50% of the combined voting power of the surviving entity immediately after such merger or consolidation; (b) the sale of all or substantially all of the assets of either Member; (c) the sale of substantially all the assets relevant to the Approved Business, or (d) any one person (other than the Member, any trustee or other fiduciary holding securities under an employee benefit plan of the Member, or any corporation owned directly or indirectly by the stockholders of the Member, in substantially the same proportion as their ownership of stock of the Member), together with any of such person's "affiliates" or "associates", as such terms are used in the Securities Exchange Act of 1934, as amended, becoming the beneficial owner of more than 50% of the combined voting power of the outstanding securities of a Member or by contract or otherwise having the right to control the board of directors or equivalent governing body of such Member or the ability to cause the direction of management of such Member.

         "Code" means the United States Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of any succeeding law.

         "Confidential Information" means all information, know-how, scientific, technical, or non-technical data, samples, materials, business plans, and marketing and sales information disclosed by one Member to the other, whether disclosed or provided in oral, written (including but not limited to electronic, facsimile, paper or other means), graphic, photographic or any other form, except to the extent that such information:

         (a) as of the date of disclosure is known to the receiving Member as shown by written documentation, other than by virtue of a prior confidential disclosure from the disclosing Member to the receiving Member;

         (b) as of the date of disclosure is in, or subsequently enters, the public domain through no fault or omission of the receiving Member;

         (c) as of the date of disclosure or thereafter is obtained from a Third Party free from any obligation of confidentiality; or

         (d) as of the date of disclosure or thereafter is developed by the receiving Member independent of the disclosure by the disclosing Member as evidenced by written documentation.

         "Development Agreement" means the Industrial Enzymes Development Agreement entered into between the Company and the Dow Member as of the date of this Agreement whereby the Dow Member provides [***] services to the Company as a Preferred Supplier, the form of which is attached hereto as Schedule 10.

*CONFIDENTIAL TREATMENT REQUESTED

                                 -Page 5 of 48-

         "Director" means a Person who is elected as a Director of the Company pursuant to Section 4.3 or 4.4.

         "Diversa Member" means Diversa Corporation, a Delaware corporation.

         "Dow Development Costs" means the cost of Dow Member FTEs at [***] per FTE per year, (which dollar amount shall be adjusted annually according to the Adjustment Factor but not to an amount less than [***]) relating to [***] for any Approved Project with respect to which the Dow Member is acting as the Preferred Supplier, as supported by actual records of the scientist or other professional reflecting the time performing the work.

         "Dow Member" means The Dow Chemical Company, a Delaware corporation.

         "Dow Member FTE" means the equivalent of one full year of work on a full time basis by a scientist or other professional possessing skills and experience necessary to carry out the development activities by the Dow Member contemplated by the Industrial Enzyme Development Agreement between the Company and the Dow Member determined in accordance with the Dow Member's normal policies and procedures.

         "Environmental Laws" mean all federal, state and local laws, ordinances, rules and regulations, as amended from time to time, and all federal and state court decisions, consent decrees and orders interpreting or enforcing any of the foregoing, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC section 9601 et seq., the Resource Conservation and Recovery Act, 42 USC section 6901 et seq., the Clean Water Act, 33 USC section 1251 et seq. and the Endangered Species Act, 16 USC et seq.

         "Environmental Matters" means any act or matter with respect to which one or more Environmental Laws apply.

         "Expenses" means all cash expenditures of the Company of any kind or nature, excluding, however, any and all distributions made to the Members as provided for in Section 8.2 hereof.

         "Enzyme" means an enzyme or enzymes, and genes encoding them, either ex vivo or in vivo related to a particular project provided to the Dow Member by the Company under the Development Agreement or the Diversa Member under the CDA.

         "Forecast" shall have the meaning provided for in Section 14.1 hereof. An example of the format of the Forecast approved by the Board of Directors is attached hereto as Exhibit A.

         "FTE" means the equivalent of one full year of work on a full time basis by a scientist or other professional possessing skills and experience necessary to carry out the R&D Program by

*CONFIDENTIAL TREATMENT REQUESTED

                                 -Page 6 of 48-
the Diversa Member as defined in the IE R&D Agreement determined in accordance with the Diversa Member's normal policies and procedures.

         "GAAP" means U.S. generally accepted accounting principles.

         "IE R&D Agreement" means the Industrial Enzymes Research Agreement entered into between the Company and the Diversa Member as of the date of this Agreement whereby the Diversa Member provides enzyme research services to the Company as a Preferred Supplier, the form of which is attached hereto as
Schedule 5.

         "Income Tax Regulations" means the regulations of the United States Treasury Department promulgated under the Code, as the same may be amended from time to time.

         "Initial Term" means the period of time from the date of this Agreement until five (5) years thereafter.

         "Intellectual Property" means all patents, copyrights, trademarks, trade names, service marks or logos, and all applications therefore or registrations thereof, as well as all trade secrets, industrial property rights, technical information, management information systems, drawings, designs, processes and quality control data and all similar materials recording or evidencing proprietary expertise or information owned by a Member in the Approved Fields or jointly owned by the Members in the Approved Fields, and all licenses or sublicenses of any of the foregoing granted to a Member or one or more of their Affiliates in the Approved Fields from any Third Party (to the extent such licenses permit the sublicense thereof to the Company on commercially reasonable terms), or all licenses or sublicenses of any of the foregoing granted to the Company in the Approved Fields.

         "LLC License" means the license agreement relating to Intellectual Property which is referenced in Schedule 3 and others that may exist in the future.

         "Majority in Interest" means the Members holding more than fifty percent (50%) of the Percentage Interests of all Members entitled to vote on a matter.

         "Manufacturing Agreement" means the Contract Manufacturing Agreement entered into between the Company and the Dow Member as of the date of this Agreement whereby the Dow Member provides manufacturing services to the Company as a Preferred Supplier, the form of which is attached hereto as Schedule 6.

         "Member" has the meaning provided for in Section 3.1.

         "Membership Interest" means the ownership interest of a Member in the Company, including a Member's right to share in the Company's items of income, gain, loss, deduction, credits and similar items, and the right to receive distributions from the Company, as well as a Member's rights to vote and otherwise participate in the operation or affairs of the Company as provided for herein and under the Act.

                                 -Page 7 of 48-

         "Net Cash Flow" means the excess, if any, of (i) Revenues and the amount of any decrease in Reserves over (ii) Expenses and the amount of any increase in Reserves.

         "Percentage Interest" means, for each Member, the percentage set forth opposite its name on Schedule 1 attached hereto.

         "Person" means any general partnership, limited partnership, joint venture, association, corporation, limited liability company, trust or other entity and, where the contexts so permits or requires, a natural person.

         "Preferred Supplier" shall mean the Member which is the Applicable Preferred Supplier for the relevant Preferred Supplier Area.

         "Preferred Supplier Area" shall mean each of the areas of [***].

         "Revenues" means cash receipts of any sort obtained by the Company (other than those attributable to Capital Contributions and the amount of any indebtedness of the Company).

         "Reserve" means a reserve established by the Board of Directors for working capital and for the reasonably anticipated fees, costs and Expenses of the Company, in an amount established from time to time by the Board of Directors as provided for herein. The amount of the initial Reserve shall be and shall be adjusted, if necessary, upon completion of the initial Budget.

         "Third Party " means any Person other than the Dow Member or the Diversa Member or their respective Affiliates.

                                   ARTICLE 2

                           Offices and Statutory Agent

         2.1 Registered Office and Statutory Agent. The registered office and statutory agent in Delaware required by the Act shall be as set forth in the Certificate until such time as the registered office or statutory agent is changed in accordance with the Act.

         2.2 Principal Executive Office. The principal executive office for the transaction of the business of the Company may be fixed by the Board of Directors at any place within the United States of America, whether within or without the State of Delaware. Unless and until changed by the Board of Directors as provided for herein, the principal executive office of the Company shall be located at 10665 Sorrento Valley Road, San Diego, California.

         2.3 Business. The Company may carry on any lawful business, purpose or activity relating to the Approved Business which is permitted to be carried on by a limited liability company under the Act.

*CONFIDENTIAL TREATMENT REQUESTED

                                 -Page 8 of 48-

                                   ARTICLE 3

          Company Members; Classes; Voting Rights; Meetings of Members

         3.1 Members. Each party to this Agreement shall be a member of the Company, within the meaning of the Act, until they cease to be a member in accordance with the provisions of the Act, the Certificate or this Agreement (the "Members"). The names and addresses of the initial Members (individually an "initial Member" and collectively the "initial Members") are set forth on
Schedule 1 hereto. Additional Persons may be admitted as Members on the express terms and conditions expressly set forth herein.

         3.2 Voting Rights

         (a) Except as may otherwise be provided by this Agreement or the Act or the Certificate, the affirmative vote of a Majority in Interest on a matter shall constitute the act of the Members.

         (b) The Members shall have the right to change the number of Directors and elect Directors in accordance with Sections 4.2, 4.3 and 4.4 of this Agreement, and shall have such other rights to vote and act on the matters and affairs of the Company as are expressly provided for herein or are required by the Act to be voted upon by the Members.

         (c) Only Persons whose names are listed as Members on the records of the Company at the close of business on the Business Day immediately preceding the day on which notice of the meeting is given or, if such notice is waived, at the close of business on the Business Day immediately preceding the day on which the meeting of Members is held (except that the record date for Members entitled to give consent to action without a meeting shall be determined in accordance with Section 3.7) shall be entitled to receive notice of and to vote at such meeting, and such day shall be the record date for such meeting. Any Member entitled to vote on any matter shall be entitled to cast that number of votes equal to such Member's Percentage Interest and, other than for elections of a Director, may cast part of the votes in favor of the matter and refrain from exercising the remaining votes or vote against the matter, but if the Member fails to specify the number of votes such Member is exercising affirmatively, it will be conclusively presumed that the Member's approving vote is with respect to all votes such Member is entitled to cast. Such vote may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by a Member at any election and before the voting begins.

         3.3 Place of Meetings. All meetings of the Members shall be held at any place within or without the State of Delaware which may be designated either by the Board of Directors or by the written consent of all Members entitled to vote thereat given either before or after the meeting and filed with the secretary. In the event of any inconsistency in the places designated by the Board of Directors or the Members as herein provided, or in the absence of any such designation, Members' meetings shall be held at the principal executive office of the Company.

         3.4 Meetings of Members; Notice of Meetings. Meetings of the Members for the purpose of taking any action permitted to be taken by the Members may be called by any Director, or

                                 -Page 9 of 48-
by Members holding not less than twenty percent (20%) of the aggregate Percentage Interests entitled to vote at the meeting. Upon request in writing that a meeting of Members be called for any proper purpose, the secretary forthwith shall cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty (30) nor more than sixty (60) days after receipt of the request unless otherwise agreed to in writing by all Members. Except in special cases where other express provision is made by statute, notice of such meetings shall be given personally, in writing, via electronic means or via facsimile to each Member entitled to vote not less than thirty (30) nor more than sixty (60) days before the meeting. Such notices shall state:

                  (a) The place, date and hour of the meeting;

                  (b) Those matters which the Directors, at the time of the mailing of the notice, intend to present for action by the Members; and

                  (c) The names of the Directors intended at the time of the notice to be presented for election, if any.

         3.5 Quorum. The presence at any meeting in person or by proxy of Members holding more than fifty percent (50%) of the aggregate Percentage Interests entitled to vote at such meeting shall constitute a quorum for the transaction of business. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the votes required to constitute a quorum.

         3.6 Waiver of Notice. The actions of any meeting of Members, however called and noticed, and wherever held, shall be as valid as if taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice, consent or approval need not specify either the business to be transacted or the purpose of any regular or special meeting of Members, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 3.2(b) of this Agreement, the waiver of notice, consent or approval shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the Company records and made a part of the minutes of the meeting.

         Attendance of a Member at a meeting shall also constitute a waiver of notice of and presence at such meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice but not so included, if such objection is expressly made at the meeting.

                                -Page 10 of 48-

         3.7 Action by Members Without a Meeting. Directors may be elected or removed without a meeting by a consent in writing, setting forth the action so taken, signed by Members entitled to elect or remove Directors in accordance with Section 4.3. In addition, a Director may be elected at any time to fill a vacancy by a written consent signed by Members entitled to elect or remove Directors in accordance with Section 4.3. Notice of any such election or removal shall be promptly given to all other Members.

         Any other action which, under any provision of the Act or the Certificate or this Agreement, may be taken at a meeting of the Members, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the Company and shall be maintained in the Company's records.

         Unless the consents of all Members entitled to vote have been solicited in writing:

         (a) Notice of any proposed Member approval of any of the matters set forth in Section 3.2(b) without a meeting by less than unanimous written consent shall be given to those Members entitled to vote who have not consented in writing at least ten (10) days before the consummation of the action authorized by such approval; and

         (b) Prompt notice shall be given of the taking of any other action approved by Members without a meeting by less than unanimous written consent to those Members entitled to vote who have not consented in writing.

         Unless, a record date has been fixed for the determination of Members entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given.

         Any Member giving a written consent, or the Member's proxy holders, or a personal representative of the Member or their respective proxyholders, may revoke the consent by a writing received by the secretary prior to the time that written consents of the number of votes required to authorize the proposed action have been filed with the secretary, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary or, if there shall be no person then holding such office, upon its receipt by any other officer or Director of the Company.

         3.8 Members May Participate in Other Activities; Limitations

         (a) [***]


*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 11 of 48-

         (b) [***]

         (c) [***]


                                    ARTICLE 4

                                   Management

         4.1 Board of Directors. Subject to the provisions of the Act and any limitations in the Certificate and this Agreement as to action required to be authorized or approved by the Members, the business and affairs of the Company shall be managed and all its powers shall be exercised by the Members, who have in turn delegated their authority to manage the business and affairs of the Company and to exercise all of the Company's powers to a committee of Persons referred to herein as the board of directors of the Company (the "Board of Directors"). Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board of Directors shall have the following powers:

         (a) To conduct, manage and control the business and affairs of the Company and to make such rules and regulations therefor not inconsistent with law or with the Certificate or with this Agreement, as the Board of Directors shall deem to be in the best interests of the Company;

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 12 of 48-

         (b) To appoint and remove at pleasure the officers, agents and employees of the Company, prescribe their duties and fix their compensation;

         (c) To borrow money and incur indebtedness for the purposes of the Company and to cause to be executed and delivered therefor, in the Company's name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor;

         (d) To designate an executive and other committees, each consisting of two or more Directors, to serve at the pleasure of the Board of Directors, and to prescribe the manner in which proceedings of such committees shall be conducted;

         (e) To acquire real and personal property, arrange financing, enter into contracts and complete all other arrangements needed to effectuate the business of the Company; and

         (f) To take such other actions, and to exercise such other authority, as the board of directors of a corporation organized under the laws of the State of Delaware would take and exercise.

         4.2 Number, Classes and Qualifications of Directors.

         (a) The number of Directors which shall constitute the Board of Directors shall be not less than four (4) nor more than eight (8). The number of Directors may be varied from time to time by a vote of the Members, as provided for in Section 3.2(b) hereof. The initial number of Directors which shall constitute the Board of Directors shall be six (6). The President of the Company will be elected to the Board of Directors as a non-voting member.

         (b) A Director need not be a Member of the Company but must be a natural person who is at least eighteen (18) years of age.

         4.3 Election and Removal of Directors. The Directors shall be elected as follows:

         (a) At each election of Directors, each Member shall be entitled to appoint a number of Directors to the Board of Directors equal to one-half (1/2) of the then-current size of the Board of Directors. The Directors in office immediately prior to any such election shall be automatically removed, effective upon the appointment of the new Board of Directors. Upon any reduction in the size of the Board of Directors, as provided for herein, the Members shall agree (at the time of such reduction) upon the members of the Board to be removed upon such reduction in the size of the Board of Directors becoming effective; provided however, that in the event the Members do not so agree, then a number of directors equal to one-half (1/2) of each of the Member's previously appointed Directors (rounded down to the nearest whole number, if applicable) shall be automatically removed from the Board. Unless otherwise specified by the Member whose Directors are so removed, such Directors removed shall be so removed in alphabetical order by reference to their last names.

         (b) Each Member may remove the Director or Directors appointed by such Member, at any time and from time to time, with or without cause, and without prior notice; provided

                                -Page 13 of 48-
however, that notice shall be provided to the other Members of any such removal as expeditiously as possible after any such removal and, in all events, within five (5) days thereof.

         4.4 Vacancies, Resignations, Replacements.

         (a) A vacancy shall be deemed to exist in case of the death, resignation or removal, occurrence of a Bankruptcy Event, mental incompetence adjudged by a court of competent jurisdiction in any state or country (including, without limitation, any territory, dependency or possession of the United States of America), or conviction (or plea of nolo contendere or similar plea) by any court in any state or country (including, without limitation, any territory, dependency or possession of the United States of America) of any felony or any misdemeanor involving moral turpitude of any Director. A vacancy shall also be deemed to exist if the authorized number of Directors be increased.

         (b) Any Director may resign effective upon giving thirty (30) days prior written notice to each Member of the Company, unless the notice specifies a later time for the effectiveness of such resignation.

         (c) The Member that nominated the Director who is resigning, who is removed, who died or who is otherwise deemed to have left the Board pursuant to the provisions of paragraph (a) above is authorized to fill the vacancy and shall have power to elect a successor to take office when the resignation, removal or deemed vacancy becomes effective.

         4.5 Initial Directors. Schedule 2 to this Agreement shall be amended as soon as practicable following the execution of this Agreement to set forth the names and addresses of the initial Directors. The Initial Directors, listed on such Schedule 2 shall hold office from and after the date Schedule 2 is so amended until their removal pursuant to this Agreement or until their respective successors are elected and qualified pursuant to this Agreement.

         4.6 Proprietary Invention and Non-Disclosure Agreements; Directors May Otherwise Engage in Activities Which Compete With the Company. Each Director of the Company must sign a proprietary invention and non-disclosure agreement with the Company. Except as otherwise expressly provided for in such agreement and except as expressly provided for in Article 3 hereof, each such Director shall, either individually or with others, have the right to participate in other business activities and ventures of every kind, whether or not such other business activities and ventures compete with the Company. No Director shall be obligated to offer to the Company any opportunity to participate in any such other business activity or venture. The Company shall not have any right to any income or profit derived from any such other business activity or venture of a Director.

                                   ARTICLE 5

                         Meetings of Board of Directors

         5.1 Place of Meetings. Meetings of the Board of Directors shall be held at any place within or without the State of Delaware that has been designated from time to time by the Board

                                -Page 14 of 48-
of Directors. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the Company, except as provided in Section 5.2.

         5.2 Meetings of Directors. The Board of Directors shall meet quarterly on the dates determined by the Board of Directors. Meetings of the Board of Directors for any purpose or purposes may be called at any time by any Director. Notice of the time and place of meetings shall be delivered personally or by telephone to each Director, or sent by first-class mail or by electronic mail or facsimile transmission addressed to him or her at his or her address as it appears upon the records of the Company. Notice of a meeting of the Board of Directors shall be given at least thirty (30) days prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director whom the person giving the notice has reason to believe will promptly communicate it to the Director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such Directors. The notice need not specify the purpose of the meeting.

         5.3 Quorum; Alternates; Participation in Meetings By Conference Telephone Permitted; Vote Required for Action; Confidentiality.

         (a) Except as hereinafter provided, presence of two (2) of the authorized number of Directors appointed by each of the Dow Member and the Diversa Member at a meeting of the Board of Directors constitutes a quorum for the transaction of business. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of one or more Directors; provided however, that if the total number of Directors is thereby reduced to a number less than four (4), then in such event the sole business which may thereafter be taken by the Board of Directors at such meeting shall be to adjourn such meeting. If the meeting is adjourned for more than twenty-four
(24) hours, notice of any adjournment to another time or place (other than adjournments until the time fixed for the next regular meeting of the Board of Directors, as to which no notice is required) shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

         (b) Each Director may, by written notice given to the chairman, appoint an alternate to attend and vote at meetings, or at any particular meeting, if the Director is unable to attend. The presence of an alternate at any meeting shall be deemed to be presence of the Director at such meeting for all purposes, and the vote of such alternate shall be deemed to be the vote of the relevant Director. No Director may retract the vote of any duly appointed alternate on behalf of such Director after the close of the meeting at which such vote is made. In the event that the Director who appointed an alternate attends a meeting, the appointment of such alternate shall be ineffective for such meeting, and the alternate shall have no right to be present or to participate in that meeting.

         (c) Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can communicate with and hear one another.

                                -Page 15 of 48-

         (d) Except as provided in paragraph (e) below, every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors.

         (e) The affirmative vote of a simple majority of the Directors of the Company entitled to vote on a matter, in which simple majority at least one Director appointed by the Diversa Member and one Director appointed by the Dow Member voted in favor of such action, shall be required to take any of the following actions:

                  (i) approve a voluntary dissolution of the Company;

                  (ii) agree to continue the business of the Company after an event of dissolution specified in Section 10.3;

                  (iii) approve a merger, consolidation or other reorganization of the Company;

                  (iv) change the authorized number of Directors within the range specified in Section 4.2(a);

                  (v) approve any contract or other transaction with a Director or officer, including compensation of Directors and officers;

                  (vi) authorize or approve a sale or lease of all or any material portion (for purposes hereof, the term "material" shall mean having a value of not less than [***]) of the assets of the Company;

                  (vii) admit any additional Members to the Company;

                  (viii) approve indemnification of any Director, Member or officer of the Company as authorized by Article 11 of this Agreement;

                  (ix) approve any transactions or agreements with Members or their Affiliates;

                  (x) enter into, terminate or amend any transaction or agreement entered into pursuant to the Preferred Supplier provisions of
         Section 14.3 hereof;

                  (xi) enter into, amend or terminate any material contract (or series of related contracts, which, in the aggregate, are material) between the Company and any other Person (unless and until changed by the Board of Directors, the term "material" shall mean a contract which: (i) has a term in excess of two (2) years and is not terminable by the Company, without more than thirty (30) days prior written notice and without fee or penalty; (ii) requires payments in excess of [***]; or (iii) requires or purports to require the Company or any Member to indemnify any Person);

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 16 of 48-

                  (xii) incur any indebtedness for borrowed money or grant a lien or other encumbrance on any asset of the Company to a third party except in the case of leases entered into in the ordinary course of business;

                  (xiii) lend funds to any Person, or enter into any option, short sale, forward, swap, collar, derivative or other, similar, financial transaction with any other Person;

                  (xiv) guarantee any obligation of any other Person, or indemnify any Person (except as otherwise expressly set forth herein);

                  (xv) create or modify any employee benefit plan (including any stock appreciation right, phantom stock or other, similar, plan);

                  (xvi) change the amount of the Company's Reserves;

                  (xvii) approve a Budget or Forecast as provided for in Section
         14.1 hereof, and any amendments or other modifications thereto;

                  (xviii) approve any Project and the material terms and conditions of such Project, and any amendment or other modification thereto, and any decision to terminate consideration of a proposed project as provided for in Section 14.2 hereof;

                  (xix) adopt any field as an Approved Field (other than the Exclusive Fields and the Limited Exclusive Fields);

                  (xx) except for matters expressly provided for in the Budget or in an approved Project, approve any capital expenditures or other expenditures which are material (or any series of related capital or other expenditures, which, in the aggregate, are material); provided, that for purposes of this clause, the term "material" shall mean [***];

                  (xxi) acquire or approve the acquisition of stock or any other equity interest (including via options and convertible debt) in any Person;

                  (xxii) approve additional capital contributions and the amount thereof other than any capital contribution which is set forth in an approved Budget or approved Project;

                  (xxiii) permit the Company to undertake any Business Activities other than the Approved Business;

                  (xxiv) change the principal executive offices of the Company;

                  (xxv) change the Company's auditors or accountants;

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 17 of 48-

                  (xxvi) implement or change any accounting or tax policy of the Company or the Company's tax status as a partnership for income tax purposes or make any election relating thereto (except as otherwise required by law);

                  (xxvii) implement or modify any policies or procedures of the Company relating to Environmental Matters;

                  (xxviii) respond to any judicial or administrative action by or against the Company relating to Environmental Matters;

                  (xxix) remove or appoint the president or the secretary of the Company;

                  (xxx) enter into or amend any employment, consulting or other, similar agreement between the Company and any Person on terms which do not permit the Company to terminate such employment, consulting, or other similar relationship without notice, without cause and without fee, penalty or payment of any kind;

                  (xxxi) sell, exchange, transfer, assign, license or sublicense any Intellectual Property other than as expressly provided for in an approved Project;

                  (xxxii) extend the Research Term (as defined in the IE R&D Agreement) for any period beyond the extended Research Term under the IE R&D Agreement described in Section 5.3(f); and

                  (xxxiii) enter into any agreement to do any of the foregoing.

         (f) The affirmative vote of [***] shall be required to extend the Research Term for the first [***] period after the initial five (5) year Research Term under the IE R&D Agreement.

         (g) At the end of any extended Research Term under the IE R&D Agreement described in Section 5.3(f), the Board of Directors will meet to discuss whether
(i) the activities of the Company, the Diversa Member and the Dow Member will continue under the existing agreements among the parties, (ii) all or a portion of the activities of the Company, the Diversa Member and the Dow Member will continue on terms to be agreed by the respective parties, (iii) the Diversa Member and the Dow Member will negotiate a new agreement, or (iv) the Diversa Member or the Dow Member will exercise rights under Section 10.2(b).

         5.4 Waiver of Notice; Consent to Meeting. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the Company's records and made a part of the minutes of the meeting.

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 18 of 48-

         5.5 Action by Board of Directors Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all the Directors (or their alternates who have been appointed pursuant to Section 5.3(b) above) authorized to vote shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

         5.6 Committees and Subcommittees. The provisions of this Article 5 shall also apply, with necessary changes in points of detail, to committees and subcommittees of the Board of Directors, if any, and to actions by such committees or subcommittees (except for the first sentence of Section 5.2 and Section 5.3(e) in its entirety, which shall not apply, and except that special meetings of a committee or subcommittee may also be called at any time by any two members of the committee or subcommittee), unless otherwise provided by this Agreement or by the resolution of the Board of Directors designating such committee or subcommittee. For such purpose, references to the Directors collectively shall be deemed to refer to each such committee or subcommittee, and references to "Directors" shall be deemed to refer to members of the committee or subcommittee. Initially, the board shall have one committee: the Research Management Committee. The respective scope of the duties and obligations of such committee is set forth on Schedule 4.

         5.7 Chairman. There shall be a chairman of the Board of Directors who shall preside at each meeting of the Board of Directors. The chairman shall have the duties and responsibilities of a non-executive chairman of the board of directors of a corporation; provided, that the chairman shall be entitled only to the same number of votes as any other Director and shall not be entitled to cast a tie-breaking vote. The chairman must be a Director and shall serve for a two-year term. The first chairman shall be appointed by the Dow Member and the Diversa Member shall appoint the succeeding chairman. Thereafter, the chairmanship shall alternate each succeeding two-year period between the appointee of the Dow Member and of the Diversa Member. If a chairman resigns or is removed before the expiration of such chairman's term, the Member who appointed such chairman shall have the right to appoint a successor chairman for the remainder of the original chairman's term. A chairman may be removed or replaced at any time, without prior notice by the Member who appointed such chairman; provided however, that such Member shall, as expeditiously as possible, and in all events within five (5) days, provide written notice to the other Members of such removal or replacement. Removal or replacement as a chairman shall not affect a Director's position as a Director; provided however, that a chairman shall be automatically removed at such time, if any, as they cease to be a Director. A chairman may resign at any time upon thirty (30) days prior written notice to all Members. The Dow Member hereby appoints Fernand Kaufmann as the first chairman of the Board of Directors, and Fernand Kaufmann is hereby authorized to execute this Agreement, and any ancillary agreements to which the Company is a party, on behalf of the Company.

         5.8 Minutes of Meetings of the Board of Directors.The Secretary of the Company will keep the minutes of the meetings of the Board of Directors. The Secretary will circulate draft minutes to the members of the Board of Directors within thirty (30) days after the applicable meeting of the Board of Directors.

                                -Page 19 of 48-

         5.9 Confidentiality. The Members agree that the Board of Directors and any approved participants shall maintain the confidentiality of all Confidential Information discussed or provided at the meetings.

                                   ARTICLE 6

                                    Officers

         6.1 General. Subject to the provisions of the Act and the Certificate, the Board of Directors may determine from time to time to appoint one or more individuals who shall be termed officers of the Company. Each officer shall hold his or her respective office at the pleasure of the Board of Directors. Except as otherwise specifically provided for below, an officer need not be a Member or Director of the Company, and any number of offices may be held by the same person. The officers of the Company shall include a president. The Company may also have, at the discretion of the Board of Directors, such other officers as may be designated from time to time by the Board of Directors.

         6.2 Appointment and Removal. The officers shall be appointed by the Board of Directors. Each officer, including an officer elected to fill a vacancy, shall hold office until his or her successor is elected, except as otherwise provided by the Act or the Certificate, unless earlier removed pursuant to this Section 6.2. Any officer may be removed, with or without cause, and at any time, upon the appropriate vote of the Board of Directors, as provided for in Article 5.

         6.3 President. The president shall, subject to the oversight and control of the Board of Directors, be responsible for the direction, performance and supervision of the Company in accordance with the policies and procedures established by the Board of Directors, including, without limitation, preparing budgets and reports relating to the Company's activities, hiring and terminating employees and consultants of the Company, and negotiating and entering into agreements with other Persons within the parameters established by the Board of Directors. The president shall have such further powers and shall perform such further duties, as may be prescribed for the president by the Board of Directors.

         6.4 Secretary. The duties of the secretary of the Company shall be established by the Board of Directors of the Company. The role of secretary will be filled by an employee of the Diversa Member pursuant to a Services Agreement between the Company and such Member.

         6.5 Treasurer. The duties of the treasurer of the Company shall be established by the Board of Directors of the Company. The role of treasurer will be filled by an employee of the Dow Member pursuant to a Services Agreement between the Company and such Member.

                                   ARTICLE 7

                              Capital Contributions

         7.1 Initial Capital Contributions. Each Member shall make an initial Capital

                                -Page 20 of 48-

Contribution to the Company. The Diversa Member and the Dow Member shall transfer or otherwise make available to the Company certain intangibles. [***]

         7.2 Additional Capital Contributions.

         (a) The Members anticipate that cash Capital Contributions (in addition to those provided for in Sections 7.1 and 7.3 hereof) will be required for the ordinary operating needs of the Company, including, without limitation, management expenses of the Company and [***]. When such operating needs exist, the Board of Directors may require the Members to make additional Capital Contributions in such amounts as the Board of Directors may determine. If the Board of Directors elects to require additional Capital Contributions (in addition to those provided for in Sections 7.1 and 7.3 hereof) by existing Members, it shall offer the right to make such Capital Contributions to the then existing Members pro rata in accordance with their respective Percentage Interests. If a Member refuses to make such Capital Contribution because of lack of corporate authority or otherwise, the provisions of Section 7.2(b) will apply. [***]

         When such Capital Contributions are to be made in property, rather than cash, a value for such property shall be established by the Board of Directors. Upon such a Capital Contribution by any new or existing Members such Member shall receive a Capital Account credit for each such additional Capital Contribution at the time and in the amount that such contribution is made. In no event will any Capital Contribution made or required under this Section 7.2 change the Members' respective Percentage Interests.

         (b) If a Member (the "Noncontributing Member") fails to make any additional Capital Contribution (in addition to those provided for in Sections
7.1 and 7.3 hereof) under Section 7.2(a), the other Member(s) (the "Contributing Member") may give the Noncontributing Member notice of such failure. If such failure continues for thirty (30) days after such notice has been given, the Contributing Member may elect to take any of the following alternative actions if it has made all of the Capital Contributions due from it to the Company:

                  (i) The Contributing Member may pursue remedies for such failure to contribute pursuant to Article 15; or

                  (ii) The Contributing Member may contribute to the Company the cash then due to the Company from the Noncontributing Member, and the amount of such cash shall be deemed to be a loan from the Contributing Member to the Noncontributing Member (a "Default Loan") and a Capital Contribution to the Company, in which case the Noncontributing Member's obligation to make such Capital Contribution shall be

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 21 of 48-
         deemed satisfied. Any Default Loan shall bear interest at the lesser of
         (A) the maximum rate permitted by applicable law, or (B) the prime rate as quoted by Bank of America N.A. plus two percent (2%), and shall be due and payable in full (including all accrued interest) within ninety
         (90) days after the Contributing Member contributes the cash then due to the Company from the Noncontributing Member. If not sooner repaid, the Contributing Member shall have the right to pursue collection of the amount owed through litigation or other means consistent with its collection practices of past due amounts.

         7.3 Dow Member Required Capital Contributions. The following required Capital Contributions shall not impact the respective Percentage Interests of the Members for purposes of the provisions of this Agreement.

         [***]

                  [***]

                  [***]

                  [***]

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 22 of 48-

                  [***]

                  [***]

         7.4 Withdrawal or Reduction of Capital Contributions.

         (a) Except as expressly provided in this Agreement, no Member shall have the right to withdraw from the Company all or any part of its Capital Contribution.

         (b) A Member, irrespective of the nature of its Capital Contribution, shall only have the right to demand and receive cash in return for its Capital Contribution, unless the Members shall have unanimously agreed that such Member may receive a distribution in kind.

         7.5 No Interest on Capital Contributions. No interest shall be payable on or with respect to the Capital Contributions or Capital Accounts of Members.

         7.6 Capital Accounts.

         (a) A single Capital Account shall be maintained for each Member (regardless of the class of interests owned by such Member and regardless of the time or manner in which such interests were acquired) in accordance with the capital accounting rules of section 704(b) of the Code, and the regulations thereunder (including without limitation section 1.704-1(b)(2)(iv) of the Income Tax Regulations). In general, under such rules, a Member's Capital Account shall be:

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 23 of 48-

                  (i) increased by (A) the amount of money contributed by the Member to the Company (including the amount of any Company liabilities that are assumed by such Member other than in connection with distribution of Company property), (B) the fair market value of property contributed by the Member to the Company (net of liabilities secured by such contributed property that under section 752 of the Code the Company is considered to assume or take subject to), and (C) allocations to the Member of Company income and gain (or item thereof), including income and gain exempt from tax; and

                  (ii) decreased by (A) the amount of money distributed to the Member by the Company (including the amount of such Member's individual liabilities that are assumed by the Company other than in connection with contribution of property to the Company), (B) the fair market value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that under section 752 of the Code such Member is considered to assume or take subject to),
         (C) allocations to the Member of expenditures of the Company not deductible in computing its taxable income and not properly chargeable to capital account, and (D) allocations to the Member of Company loss and deduction (or item thereof).

         (a) Where section 704(c) of the Code applies to Company property or where Company property is revalued pursuant to paragraph (b)(2)(iv)(f) of section 1.704-1 of the Income Tax Regulations, each Member's Capital Account shall be adjusted in accordance with paragraph (b)(2)(iv)(g) of section 1.704-1 and paragraph (d)(2) of section 1.704-3 (in the case of remedial allocations) of the Income Tax Regulations as to allocations to the Members of depreciation, depletion, amortization and gain or loss, as computed for book purposes with respect to such property.

         (b) When Company property is revalued pursuant to paragraph
(b)(2)(iv)(f) of section 1.704-1 of the Income Tax Regulations, or is distributed in kind (whether in connection with a liquidation and dissolution or otherwise), the Capital Accounts of the Members shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Capital Account previously) would be allocated among the Members if there were a taxable disposition of such property for the fair market value of such property (taking into account section 7701(g) of the Code) on the date of distribution.

         (c) The treasurer shall make or cause to be made all necessary adjustments in each Member's Capital Account as required by the capital accounting rules of section 704(b) of the Code and the regulations thereunder.

         7.7 Loans by Members to the Company. No Member shall be obligated to lend money to the Company. No Member may lend money to the Company without the consent of the Board of Directors. Any loan by a Member to the Company with the required consent of the Board of Directors shall be separately entered on the books of the Company as a loan to the Company and not as a Capital Contribution, shall bear interest at such rate as may be agreed

                                -Page 24 of 48-
upon by the lending Member and the Board of Directors, and shall be evidenced by a promissory note duly executed by at least two (2) Directors on behalf of the Company and delivered to the lending Member.

                                   ARTICLE 8

   Allocation of Profits and Losses; Distributions; Tax and Accounting Matters

         8.1 Allocations. Each Member's distributive share of the Company's total income, gain, loss, deduction or credit (or items thereof), which total shall be as shown on the annual federal income tax return prepared by or at the direction of the treasurer or as finally determined by the United States Internal Revenue Service or the courts, and as modified by the capital accounting rules of section 704(b) of the Code and the Income Tax Regulations thereunder, as implemented by Section 7.6 hereof, as applicable, shall be determined as follows:

         (a) General Allocation. Except as otherwise provided in this Section 8.1, items of income, gain, loss, deduction and credit shall be allocated among the Members proportionately in accordance with their Percentage Interests.

         (b) Limitation. Notwithstanding anything in Section 8.1(a) to the contrary, items of loss and deduction allocated to any Member pursuant to this
Section 8.1 with respect to any taxable year shall not exceed the maximum amount of such items that can be so allocated to such Member without causing such Member to have a deficit balance in its Capital Account in excess of the amount of such Member's obligation, if any, to restore such deficit Capital Account, computed in accordance with the rules of section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations (including such Member's share of "minimum gain" and "partner nonrecourse debt minimum gain" as provided in sections 1.704-2(g) and 2(i)(5) of the Income Tax Regulations). Any such items of loss or deduction in excess of the limitation set forth in the preceding sentence shall be allocated to those Members who would not be subject to such limitation, proportionately in accordance with their Percentage Interests.

         (c) Allocations With Respect to Property. Solely for tax purposes, in determining each Member's allocable share of the taxable income or loss of the Company, depreciation, depletion, amortization and gain or loss with respect to any contributed property, or with respect to revalued property where the Company's property is revalued pursuant to paragraph (b)(2)(iv)(f) of section 1.704-1 of the Income Tax Regulations, shall be allocated to the Members under the traditional with curative method as provided under Section 1.704-3(c) of the Income Tax Regulations.

         (d) Minimum Gain Chargeback. Notwithstanding anything to the contrary in this Section 8.1, if there is a net decrease in "Minimum Gain" or "Partner Nonrecourse Debt Minimum Gain" (as such terms are defined in sections 1.704-2(b) and 1.704-2(i)(2) of the Income Tax Regulations) during a taxable period of the Company, then each Member shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) in the manner provided in section 1.704-2 of the Income Tax Regulations.

                                -Page 25 of 48-

         (e) Qualified Income Offset. Subject to the provisions of Section 8.1(d), but otherwise notwithstanding anything to the contrary in this Section 8.1, if any Member's Capital Account has a deficit balance in excess of such Member's obligation to restore its Capital Account balance, computed in accordance with the rules of paragraph (b)(2)(ii)(d) of section 1.704-1 of the Income Tax Regulations, then sufficient amounts of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate such deficit as quickly as possible.

         (f) Depreciation Recapture. Solely for tax purposes, a Member's share of the Company's depreciation recapture recognized for tax purposes upon the disposition of Company property shall be computed in the manner provided for in sections 1.704-3(a)(11), 1.1245-1(e) and 1.1250-1(f) of the Income Tax
Regulations. The provisions of this Section 8.1(f) are intended to affect only the character of the items of gain allocated by the Company to the Members. This
Section 8.1(f) shall not affect the aggregate amount of gain (including gain characterized under this Section 8.1(f) as depreciation recapture) otherwise allocable to a Member pursuant to this Section 8.1.

         (g) Change in Percentage Interests. Except as otherwise required by law, if the Percentage Interests of the Members of the Company are changed during any taxable year, all items to be allocated to the Members for such entire taxable year shall be prorated on the basis of the portion of such taxable year which precedes each such change and the portion of such taxable year on and after each such change according to the number of days in each such portion, and the items so allocated for each such portion shall be allocated to the Members in the manner in which such items are allocated as provided in
Section 8.1(a) during each such portion of the taxable year in question.

         (h) Effect of Special Allocations on Subsequent Allocations. Any special allocation pursuant to Sections 8.1(b) and (e) hereof shall be taken into account in computing subsequent allocations of income and gain pursuant to this Section 8.1 so that the net amount of all such allocations to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 8.1 if such special allocations had not occurred.

         (i) Nonrecourse Debt. Items of deduction and loss attributable to "partner nonrecourse debt" within the meaning of section 1.704-2(b)(4) of the Income Tax Regulations shall be allocated to the Members bearing the economic risk of loss with respect to such debt in accordance with section 1.704-2(i)(1) of the Income Tax Regulations. Items of deduction and loss attributable to "nonrecourse debt" of the Company within the meaning of section 1.752-2 of the Income Tax Regulations shall be allocated to the Members in proportion to their respective Percentage Interests.

         (j) State and Local Items. Items of income, gain, loss, deduction, credit and tax preference for state and local income tax purposes shall be allocated to and among the Members in a manner consistent with the allocation of such items for federal income tax purposes in accordance with the foregoing provisions of this Section 8.1.

                                -Page 26 of 48-

         (k) Special Loss Allocation. All items of loss and deduction relating to the payments by the Company of the amounts described in Section 7.3(a)(i) and
(ii) shall be allocated to the Dow Member.

         8.2 Distributions.

         (a) Prior to liquidation, and subject to any restrictions under applicable law (including, without limitation, any obligation to withhold and remit any amounts to any governmental authority), all Net Cash Flow of the Company shall be distributed to the Members within ninety (90) days of the end of the fiscal year of the Company, unless the Board of Directors unanimously votes to withhold such distribution. In addition, prior to liquidation, and subject to any restrictions under applicable law, additional amounts (including the proceeds of any indebtedness, to the extent not inconsistent with law and any applicable documents relating to such indebtedness) may also be distributed, with the unanimous approval of the Board of Directors. All such distributions shall be made in the order and priority set forth in Section 8.2(c) hereof.

         (b) To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member, the Company may withhold such amounts and make such tax payments as so required. For purposes of this Agreement, any such payments or withholdings shall be treated as a distribution to the Member on behalf of whom the withholding or payment was made.

         (c) The Company shall make all distributions to the Members in proportion to the Members' relative Percentage Interests.

         8.3 Accounting Matters. The Board of Directors shall cause to be maintained complete books and records accurately reflecting the accounts, business and transactions of the Company on a calendar-year basis and using GAAP, consistently applied, and such cash, accrual, or hybrid method of accounting as in the judgment of the Board of Directors is most appropriate; provided, however, that books and records with respect to the Company's Capital Accounts and allocations of income, gain, loss, deduction or credit (or item thereof) shall be kept under United States federal income tax accounting principles as applied to partnerships.

         8.4 Tax Status and Returns.

         (a) Any provision hereof to the contrary notwithstanding, solely for United States federal income tax purposes, each of the Members hereby recognizes that the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members.

         (b) The treasurer shall prepare or cause to be prepared all tax returns and statements, if any, that must be filed on behalf of the Company with any taxing authority, and shall make timely filing thereof. Within ninety (90) days after the end of each calendar year, the treasurer shall prepare or cause to be prepared and delivered to each Member a report setting forth in

                                -Page 27 of 48-
reasonable detail the information with respect to the Company during such calendar year reasonably required to enable each Member to prepare its federal, state and local income tax returns in accordance with applicable law then prevailing. In addition, the treasurer will keep the Members informed on a regular basis of the potential tax liability of the Company as it affects the Company's financial statements.

         8.5 754 Election. In the event of a distribution of property to a Member, the death of an individual Member or a transfer of any interest in the Company permitted under the Act or this Agreement, the Company, upon the written request of the transferor or transferee, shall file a timely election under section 754 of the Code and the Income Tax Regulations thereunder to adjust the basis of the Company's assets under section 734(b) or 743(b) of the Code and a corresponding election under the applicable provisions of state and local law, and the person making such request shall pay all costs incurred by the Company in connection therewith, including reasonable attorneys' and accountants' fees.

         8.6 Tax Matters Partner. The Dow Member shall be the Company's "tax matters partner" for purposes of subchapter C of chapter 63 of subtitle F of the Code (dealing with the tax treatment of partnership items), for so long as it is not the subject of a Bankruptcy Event and is otherwise entitled to act as the tax matters partner under the Code. The tax matters partner may file a designation of itself as such with the Internal Revenue Service. The tax matters partner shall: (i) furnish to each Member affected by an audit of the Company income tax returns a copy of each such notice or other communication received from the Internal Revenue Service or applicable state authority; (ii) keep such Member informed of any administrative or judicial proceeding, as required by
Section 6223(g) of the Code, and (iii) allow such Member an opportunity to participate in all such administrative and judicial proceedings. The tax matters partner shall take such action as may be reasonably necessary to constitute such Member a "notice partner" within the meaning of Section 6231(a)(8) of the Code, provided that such Member provides the tax matters partner with the information necessary to take such action.

                                   ARTICLE 9

                            Restrictions on Transfer

         9.1 Transfer of Interests. No Member may sell, assign, transfer or hypothecate ("Transfer") all of any part of its Membership Interest in the Company, or any interest therein, except in accordance with the terms and conditions set forth in this Article 9 or in Article 10.

         9.2 Consent Necessary to Transfer. Except as provided in Section 9.7 below or in Article 10, no Member may Transfer all or any part of such Member's Membership Interest, or any interest therein, without the prior written approval of all of the other Members of the Company ("Approval"). In addition, no Member may Transfer all or any part of such Member's Membership Interest, or any interest therein, unless such Transfer will not (and, upon request of the Board of Directors, the transferring Member provides an opinion of counsel in form and substance reasonably satisfactory to the Board of Directors that such Transfer will not): (A) violate any applicable federal or state securities laws or regulations; (B) subject the Company to registration as an investment company or election as a "business development company" under

                                -Page 28 of 48-
the Investment Company Act of 1940; (C) require any Member or any affiliate of a Member to register as an investment adviser under the Investment Advisers Act of 1940; (D) violate any other federal, state or local laws; (E) effect a termination of the Company under section 708 of the Code; (F) cause the Company to be treated as an association taxable as a corporation for federal income tax purposes; (G) cause the Company or any Member to be treated as an ERISA fiduciary; or (H) otherwise violate this Agreement.

         9.3 Conditions of Transfer. In the event that the other Members have granted their Approval to the proposed Transfer and the other requirements of
Section 9.2 are met, then one of the members of the Board of Directors shall execute a written consent to such Transfer. Upon receipt of such written consent, the transferring Member has a right to Transfer to the proposed transferee the Membership Interest as to which the Approval has been obtained, subject to Section 9.4 and the following conditions:

         (a) That such Transfer is consummated within sixty (60) days from the date of such approval; and

         (b) That such Transfer is made strictly in accordance with the terms of the proposed Transfer Approved by the other Members and the Board of Directors.

         9.4 Admission of Substitute Member. In the event that Approval of the Transfer is obtained and the other requirements of Sections 9.2, 9.3 and this
Section 9.4 are met, then the transferee of the Member's Membership Interest shall be entitled to be admitted to the Company as a substitute Member, and this Agreement (and all exhibits hereto) shall be amended to reflect such admission, provided that the following conditions are complied with:

         (a) The transferor and transferee shall have executed and acknowledged such instruments as the Board of Directors may deem necessary or desirable to effect the substitution;

         (b) The transferee acknowledges all of the terms and provisions of this Agreement as the same may have been amended and agrees in writing to be bound by the same;

         (c) The transferee reimburses the Company for all reasonable expenses connected with such admission including, but not limited to, legal fees and costs;

         (d) The filing with the Company, if required by the Board of Directors, of such proof of the investment intent and financial status of the transferee as the Board of Directors may request; and

         (e) The transfer complies with all applicable federal and state securities laws.

         9.5 Effect of Transfer without Approval. Any purported Transfer of all or any part of a Member's Membership Interest, or any interest therein, which is not in compliance with this Article 9 shall be void and, except as provided for in Section 9.6, below, shall be of no effect.

         9.6 Liability for Breach. Notwithstanding anything to the contrary in this Article 9, any Member purporting to Transfer its Membership Interest, or any part thereof, in violation of

                                -Page 29 of 48-
this Article 9 shall be liable to the Company and the other Members for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising as a direct or consequential result of such noncomplying transfer, attempted transfer or purported transfer, including specifically, any additional cost or taxes created by non-compliance with any of the requirements and conditions provided for in Section 9.2.

         9.7 Transfer Permitted Without Consent. Notwithstanding anything to the contrary provided for herein, a Member may Transfer all but not less than all of a Member's Membership Interest without Approval to the surviving entity in an acquisition, merger, reorganization or sale of substantially all the assets of the Member.

                                   ARTICLE 10

                        Term, Termination and Dissolution

         10.1 Term. The research and development program contemplated by the IE R&D Agreement shall extend for the duration of the Research Term (as defined in the IE R&D Agreement). The term of this Agreement shall commence on the date of this Agreement and shall continue until this Agreement is terminated in accordance with Section 10.2 or the Company is dissolved and liquidated in accordance with Sections 10.3 and 10.4.

         10.2 Termination. Notwithstanding Section 10.1, the Company may be terminated in accordance with this Section 10.2.

         (a) During the term of this Agreement (and as the sole method of termination during the Initial Term and the [***] period thereafter if the Research Term is extended under the IE R&D Agreement pursuant to Section 5.3(f)), this Agreement may be terminated or a Member's interest transferred to a Third Party (as provided below) upon:

                  (i) A material breach of this Agreement by a Member (the "Breaching Member") which breach has not, after notice by the other Member ("Non-Breaching Member) and a reasonable opportunity for cure (the scope of such cure to be conclusively established by the binding arbitration provisions of this Agreement), been cured by such Member within the time provided for by the Arbitrator. If it is determined by the Arbitrator that a material breach did occur and a satisfactory remedy cannot be instituted in the opinion of the Non-Breaching Member, the Non-Breaching Member has the right to request dissolution of the Company pursuant to Section 10.3; or

                  (ii) The occurrence of a Bankruptcy Event with respect to a Member ("Bankrupt Member"). In this event, the other Member ("Solvent Member") shall have the right to purchase the interest of the Bankrupt Member at a negotiated price. If the parties cannot agree to a negotiated price, an independent Third Party appraiser selected by the Solvent Member, and reasonably acceptable to the Bankrupt Member, can

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 30 of 48-
         determine the fair market value purchase price to be paid to the Bankrupt Member. The Solvent Member shall also have the option to find a Third Party to purchase the entire Company or the Bankrupt Member's interest at a negotiated price or a fair market value price determined by an independent Third Party appraiser selected by the Solvent Member, and reasonably acceptable to the Bankrupt Member, or to dissolve the Company pursuant to Section 10.3; and

                  (iii) The occurrence of a Change of Control with respect to a Member ("Change of Control Member"). The Change of Control Member will provide written notice to the other Member ("Nonaffected Member") of a proposed Change of Control. The Nonaffected Member will have sixty (60) days after the date of such notice to provide the Change of Control Member written notice that it wishes to purchase the interest of the Change of Control Member at a negotiated price or at a fair market value price as determined by an independent third party appraiser selected by the Nonaffected Member, and reasonably acceptable to the Change of Control Member or dissolve the Company pursuant to Section
         10.3. If the Nonaffected Member does not provide such written notice to the Change of Control Member within such sixty (60) day period, then the Nonaffected Member will have no further right under this Section 10.2(a)(iii), and this Agreement will remain binding upon the Nonaffected Member and the Change of Control Member and any successor-in-interest to such Change of Control Member in such Change of Control.

         (b) During the term of this Agreement, but only after the Initial Term and the [***] period thereafter if the Research Term is extended under the IE R&D Agreement pursuant to Section 5.3(f), each Member shall have the right to initiate the following procedures. This procedure is only available so long as there are only two (2) Members. The Member initiating these procedures (the "Selling Member") shall give the other Member (the "Other Member") written notice that it plans to sell its Membership Interest in the Company, including the proposed price for such Membership Interest and how such price was determined. For the sixty (60) day period following such written notice, the Other Member shall have the first right to purchase the Selling Member's Membership Interest at the price and on such other principal terms specified in the notice or at such price and on such other principal terms as are negotiated in good faith by the Members during such sixty (60) day period. If the Members reach agreement on price and such other principal terms during such sixty (60) day period, then they shall proceed to enter into an agreement providing for the sale of the Selling Member's Membership Interest to the Other Member at the agreed upon price and principal terms within sixty (60) days after reaching such agreement. If the Members do not reach agreement on price and such other principal terms during such sixty (60) day period or the Other Member provides written notice to the Selling Member that it is not interested in purchasing the Selling Member's Membership Interest during such period, then the Selling Member will thereafter be free to sell its Membership Interest to any Third Party at a price that is no less than the price last offered to the Other Member, and the Other Member will be deemed to have approved of the Transfer of the Selling Member's Membership Interest.

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 31 of 48-

         10.3 Dissolution. Upon a decision to dissolve the Company by i) a written consent of the Members holding at least [***] of all the Percentage Interests of the Company or ii) a decision by one Member to dissolve pursuant to
Section 10.2(a), the Company shall be liquidated pursuant to Section 10.4 through 10.8.

         10.4 Liquidation.

         (a) Upon the occurrence of an event of dissolution as defined in the Act or in Section 10.3 of this Agreement, the Company shall cease to engage in any further business, except to the extent necessary to perform existing obligations, and shall wind up its affairs and liquidate its assets. The Board of Directors, or if there be no Directors then in office, the Members, shall appoint a liquidator (who may, but need not, be a Member) who shall have sole authority and control over the winding up and liquidation of the Company's business and affairs and shall diligently pursue the winding up and liquidation of the Company. As soon as practicable after his appointment, the liquidator shall cause to be filed a statement of intent to dissolve as required by section 18-203 of the Act.

         (b) During the course of liquidation, the Members shall continue to share profits and losses as provided in Section 8.1 of this Agreement, but there shall be no cash distributions to the Members until the Distribution Date (as defined in Section 10.5).

         10.5 Liabilities. Liquidation shall continue until the Company's affairs are in such condition that there can be a final accounting, showing that all fixed or liquidated obligations and liabilities of the Company are satisfied or can be adequately provided for under this Agreement. The assumption or guarantee in good faith by one or more financially responsible persons shall be deemed to be an adequate means of providing for such obligations and liabilities. When the liquidator has determined that there can be a final accounting, the liquidator shall establish a date (not to be later than the end of the taxable year of the liquidation, i.e., the time at which the Company ceases to be a going concern as provided in section 1.704-1(b)(2)(ii)(g) of the Income Tax Regulations, or, if later, ninety (90) days after the date of such liquidation) for the distribution of the proceeds of liquidation of the Company (the "Distribution Date"). The net proceeds of liquidation of the Company shall be distributed to the Members as provided in Section 10.6 hereof not later than the Distribution Date.

         10.6 Settling of Accounts. Subject to section 18-804 of the Act, upon the dissolution and liquidation of the Company, the proceeds of liquidation shall be applied as follows: (a) first, to pay all expenses of liquidation and winding up; (b) second, to pay all debts, obligations and liabilities of the Company, in the order of priority as provided by law, other than debts owing to the Members or on account of Members' contributions; (c) third, to pay all debts of the Company owing to a Member; and (d) to establish reasonable reserves for any remaining contingent or unforeseen liabilities of the Company not otherwise provided for, which reserves shall be maintained by the liquidator on behalf of the Company in a regular interest-bearing trust account for a reasonable period of time as determined by the liquidator. If any excess funds remain in such reserves at the end of such reasonable time, then such remaining funds shall be distributed by the Company to the Members pursuant to Section 10.7 hereof.

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 32 of 48-

         10.7 Distribution of Proceeds. Subject to section 18-804 of the Act, upon final liquidation of the Company but not later than the Distribution Date, the net proceeds of liquidation remaining following the settling of accounts in accordance with Section 10.6 hereof shall be distributed to the Members in proportion of their respective Percentage Interests.

         10.8 Certificate of Cancellation. Upon dissolution and liquidation of the Company, the liquidator shall cause to be executed and filed with the Secretary of State of the State of Delaware, a certificate of cancellation in accordance with section 18-203 of the Act.

                                   ARTICLE 11

                     Limitation of Liability/Indemnification

         11.1 Limited Liability. Except as expressly provided herein, neither the Diversa Member nor the Dow Member will be liable to the other Member or to the Company with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for
(i) any special, indirect, incidental, consequential or punitive damages or lost profits or (ii) cost of procurement of substitute goods, technology or services.

         11.2 Indemnification between the Members. Neither Member shall indemnify the other Member or its Affiliates, or respective officers, directors, employees and agents and its respective successors, heirs and assigns ("Indemnitees") for any loss, claim, damage, liability or action except to the extent resulting from its respective gross negligence or willful wrongdoing. This paragraph does not limit either Member's other remedies available to it under the laws.

         (a) Procedure. An Indemnitee that intends to claim indemnification under this Article 11.2 shall promptly notify the other Member (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel of its own choice.

         (b) Limitation of Indemnity. The indemnity agreement in this Article
11.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is made without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 11.2.

         (c) Cooperation. At the Indemnitor's request, the Indemnitee under this
Article 11.2, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification and provide full information with respect thereto.

         11.3 Indemnification: Proceeding Other Than by Company. The Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or

                                -Page 33 of 48-
investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a Director, Member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         11.4 Indemnification: Proceeding by Company. The Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Director, Member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         11.5 Mandatory Advancement of Expenses. The expenses of Directors, Members and officers incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director, Member or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. The provisions of this
Section 11.5 do not affect any rights to advancement of expenses to which personnel of the Company other than Directors, Members or officers may be entitled under any contract or otherwise.

         11.6 Effect and Continuation. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Section 11.3 to Section 11.5, inclusive:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate or any limited liability company

                                -Page 34 of 48-
agreement, vote of Members or disinterested Directors, if any, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 11.4 or for the advancement of expenses made pursuant to
Section 11.5, may not be made to or on behalf of any Member, Director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a Member, Director, officer, employee or agent and inures to the benefit of his heirs, executors and administrators.

         11.7 Insurance and Other Financial Arrangements.

         (a) The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Member, Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, Member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a Director, member, director, officer, employee or agent, or arising out of his or her status as such, whether or not the Company has the authority to indemnify him or her against such liability and expenses.

         (b) The other financial arrangements made by the Company pursuant to
Section 11.7(a) may include:

                  (i) The creation of a trust fund;

                  (ii) The establishment of a program of self-insurance;

                  (iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Company; or

                  (iv) The establishment of a letter of credit, guaranty or surety.

         No financial arrangement made pursuant to this Section 11.7(b) may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

         (c) In the absence of fraud:

                  (i) The decision of the Company as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 11.7 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

                  (ii) The insurance or other financial arrangement:

                                -Page 35 of 48-

                           (A) Is not void or voidable; and

                           (B) Does not subject any Director or Member approving
                  it to personal liability for his action,

even if a Director or Member approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         11.8 Notice of Indemnification and Advancement. Any indemnification of, or advancement of expenses to, a Director, Member or officer in accordance with this Article 11, if arising out of a proceeding by or on behalf of the Company, shall be reported in writing to the Members with or before the notice of the next Members' meeting.

         11.9 Repeal or Modification. Any repeal or modification of this Article 11 by the Members of the Company shall not adversely affect any right of a Director, Member or officer of the Company existing hereunder at the time of such repeal or modification.

                                   ARTICLE 12

             Inspection of Company Records; Annual and Other Reports

         12.1 Records to be Kept. The Company shall keep at its registered office:

         (a) A current list of the full name and last known business, residence or mailing address of each Member and Director separately identifying the Members in alphabetical order and the Directors, if any, in alphabetical order;

         (b) A copy of the filed Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any document has been executed;

         (c) Copies of this Agreement, and all amendments hereto;

         (d) Copies of the Company's federal income tax returns and reports, if any, for the three most recent years; and

         (e) Copies of any financial statements of the Company for the three most recent years.

         12.2 Inspection of Company Records. The accounting books and records, the record of Members, and minutes of proceedings of the Members of this Company set forth in Section 12.1, shall be open to inspection upon the reasonable request of any Member at any reasonable time during usual business hours, for a purpose reasonably related to such Member's interest as a Member. Such inspection by a Member may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

                                -Page 36 of 48-

         12.3 Annual, Quarterly and Monthly Reports.

         (a) The Board of Directors shall promptly, and in any event within ten
(10) working days after the end of each month, eight (8) working days after the end of the first three fiscal quarters and twelve (12) working days after each fiscal year end deliver or mail to the Members, the monthly, quarterly and annual, respectively, financial statements of the Company prepared in accordance with GAAP, consistently applied.

         (b) The income statements and balance sheets referred to in this
Section 12.3 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Company or the certificate of an authorized officer of the Company that such financial statements were prepared without audit from the books and records of the Company. In addition, the independent accountants of the Diversa Member shall be entitled to review the financial statements of the Company and audit the books and records of the Company for so long as the Diversa Member has an obligation to include the Company's financial statements with the Diversa Member's financial statements.

                                   ARTICLE 13

                              Defaults and Remedies

         13.1 Defaults. If a Member materially defaults in the performance of its obligations under this Agreement, and such default is not cured within ten
(10) days after notice of such default is given by a Director to the defaulting Member for a default that can be cured by the payment of money, or within thirty
(30) days after notice of such default is given by a Director to the defaulting Member for any other default, then the non-defaulting Members shall have the rights and remedies described in Section 13.2 hereunder in respect of the default.

         13.2 Remedies. If a Member fails to perform its obligations under this Agreement, any other Member shall have, in addition to any rights and remedies provided hereunder, all such rights and remedies as are provided at law or in equity.

         13.3 No Waiver. No consent or waiver, express or implied, by a Member to or of any breach or default by another Member in the performance by such other Member of its obligations under this Agreement shall constitute a consent to or waiver of any similar breach or default by any other Member. Failure by a Member to complain of any act or omission to act by another Member, or to declare such other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights under this Agreement.

                                -Page 37 of 48-

                                   ARTICLE 14

                          Certain Operating Provisions

         14.1 Budget and Forecast.

         (a) At least sixty (60) days prior to the beginning of each year during the term of the Agreement, the president shall cause to be prepared and submitted to the Board of Directors for their approval a proposed Budget for the subsequent year; provided however, that the Budget for the first year shall be prepared and submitted within sixty (60) days following the date of this Agreement. The president shall also provide the Board of Directors with a comparison of the mid-year results of the Company's operations versus the Budget for such six-month period. The president shall implement the approved Budget and shall be authorized, without the need for further approval by the Members, to make the expenditures and incur the obligations provided for in such approved Budget. The Board of Directors may either approve the Budget as provided for herein, or request that the president cause it to be revised for the Board of Director's subsequent review and approval. In the event that the Budget for any year is not approved by the Board of Directors, after subsequent revisions by the president, then the Budget for the preceding year (exclusive of any items relating to capital expenditures) shall apply during the subsequent fiscal year; provided however, that the Board of Directors may amend such Budget to either increase, reduce or eliminate any specific line item set forth in the preceding year's budget.

         (b) At least sixty (60) days prior to the beginning of the each year during the term of the Agreement, the president shall cause to be prepared and submitted to the Board of Directors for their approval a proposed 5-year forecast of the Approved Business, including estimates of revenues, expense, areas of potential research and development, marketing or other plans for Company products, and an assessment of competitive risks and opportunities for the Company, all in a format approved by the Board of Directors (the "Forecast"); provided however, that with respect to the first year of this Agreement, such Forecast shall be prepared not later than ninety (90) days after the Effective Date. The Board of Directors may either approve the Forecast as provided for herein, or request that the president cause it to be revised for the Board of Director's subsequent review and approval. The Forecast shall have no binding or preclusive effect upon the Company or the Board of Directors, and shall not constitute a grant of authority to any Person, including, without limitation, any officer of the Company, to undertake any action described therein or expend any funds estimated therein.

         14.2 Project Approval Process

         (a) At any time during the year, the president may propose or cause to be proposed to the Board of Directors that the Company undertake research and development, marketing or other activities that are within the scope of the Approved Business. Any such proposal may also be included in the proposed Budget for the Company's subsequent year. All such proposals shall be in the format required by the Board of Directors. An example of such format, approved by the Board of Directors, is attached hereto as Exhibit B. Any such proposal shall set forth the material terms and conditions of the proposed project, including, without limitation, the estimated capital expenditures and other estimated expenses of the project, capital contribution

                                -Page 38 of 48-
requirements for the project, income and cash flow projections, whether the project is anticipated to require any arrangements or agreements pursuant to the Preferred Supplier provisions of Section 14.3 hereof, a competitive market analysis of the results of the project, an evaluation of the technical feasibility of the proposed project, an evaluation of possible intellectual property bars, an evaluation of environmental, health and safety risks, a high level research plan, and the number of personnel anticipated to be required to staff the project (and, if any new personnel are required, the number and type of personnel so required).

         (b) At the next regularly scheduled meeting of the Board of Directors which is at least thirty (30) days after the date upon which such proposal has been provided to the Directors (and except if such proposal is contained within a proposed budget, in which event the procedures relating to Budget approvals shall apply), the Board of Directors shall determine whether to proceed with such project or shall either: (i) terminate further consideration of such project by the Company; or (ii) request the president, or his or her designee, to modify the proposed project and submit it for reconsideration by the Board within thirty (30) days. If such proposed project has been approved by the Board of Directors (as so approved, an "Approved Project"), then the president shall thereupon be given the authority to implement such Project on the terms and conditions specified in the proposal relating to such Project in accord with respective agreements in Schedules 5, 6 and 10; provided however, that at any time thereafter, the Board of Directors may, by appropriate vote, amend, modify or terminate all or any part of such Project not yet implemented by the Company in accord with respective agreements in Schedules 5, 6 and 10.

         (c) The initial Approved Projects to be undertaken by the Company are attached hereto as Schedule 5.

         (d) All Approved Projects conducted for research in the Approved Fields by the Preferred Supplier shall be performed in accordance with the IE R&D Agreement, attached as Schedule 5. All manufacturing Approved Projects in the Approved Fields by the Preferred Supplier shall be performed in accordance with the Contract Manufacturing Agreement, attached as Schedule 6. All development Approved Projects in the Approved Fields by the Preferred Supplier shall be performed in accordance with the Industrial Enzymes Development Agreement, attached as Schedule 10. All discussions and transfer of materials between the Company and Members shall be in accordance with the CDA, attached as Schedule 7.

         14.3 Preferred Supplier. In the event that the Company approves any Approved Project which anticipates the use of one or more Preferred Suppliers, or in any other situation in which the Company requires goods, services or other capabilities within a Preferred Supplier Area, then in such case the Company will notify the Applicable Preferred Supplier for such Preferred Supplier Area of the Company's desire for such goods, services or other capabilities, and shall request that the Preferred Supplier offer to provide such goods, services or other capabilities to the Company; provided however, that [***].

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 39 of 48-

[***] The Preferred Supplier shall thereupon prepare a proposal in accord with
Schedule 5, 6 or 10 to provide such goods, services or other capabilities, which proposal shall be on terms which are, in the aggregate, at least as favorable to the Company as those provided by the Preferred Supplier to unrelated Third Parties with whom such Preferred Supplier does business for such goods, services and capabilities; provided however, [***], the Preferred Supplier shall offer to provide such goods, services or other capabilities on the terms provided in
Schedule 5, 6 or 10, as applicable. [***]. The Company and the Preferred Supplier shall decide whether or not to move forward with the Approved Project and jointly determine the specific roles and activities of the Preferred Supplier. Upon agreement to move forward with the Approved Project, the parties shall amend Schedule 5, 6 or 10 to reflect the addition of that Approved Project.

         14.4 Services. The Dow Member and the Diversa Member agree to provide services to the Company to be listed on Schedule 8 under the terms and conditions of a Services Agreement, to be attached as Schedule 9, to be entered into between the Members and the Company.

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 40 of 48-

                                   ARTICLE 15

                               DISPUTE RESOLUTION

         15.1 Informal Dispute Resolution.

         (a) Senior Officials. The Members recognize that a bona fide dispute as to certain matters may from time to time arise under this Agreement which relates to either Member's rights or obligations. In the event of the occurrence of such a dispute, either Member may, by written notice to the other Member, have such dispute referred to the Chief Executive Officer of the Diversa Member and the Dow Member executive in charge of industrial biotechnology, or their successors or counterparts, for resolution by good faith negotiations within 60 days after such notice is received at a mutually convenient location or by telephonic or video conferencing.

         (b) Interim Conduct. If the Members are unable to reach agreement with respect to a dispute between the Members pursuant to Section 15.1.(a), then such dispute shall be resolved as described in Section 15.2 below.

         15.2 Arbitration. Any dispute under this Agreement, except one that arises with respect to determination of the projects or other disputed matters, which is not settled by mutual consent pursuant to Section 15.1, shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or such rules as are appropriate to the dispute) by three independent, neutral arbitrators having at least 15 years of experience in the areas of the contested issues and appointed in accordance with said rules which will involve each Member selecting one arbitrator and the two arbitrators selecting a third. The procedures or rules for the arbitration may be modified by mutual consent of the Members, including having mediation rather than an arbitration conducted. Any arbitration shall be in English held in Chicago, Illinois. The arbitrators shall determine what discovery shall be permitted, consistent with the goal of limiting the cost and time that the Members must expend for discovery; provided, however, that the arbitrators shall permit such discovery, as they deem necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. Except as otherwise expressly provided in this Agreement, the costs of the arbitration, including administrative and arbitrator fees, shall be shared equally by the Members and each Member shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration.

         (a) A disputed performance or suspended performance(s) pending the resolution of the arbitration must be completed within a reasonable time period following the final decision of the arbitrators.

         (b) Any arbitration subject to this Article 15 shall be completed within one year from the filing of notice of a request for such arbitration and a written decision with reasons therefore provided to the Members. Any decision shall be deemed confidential and not disclosed to any Third Party. Should a Member believe that reporting the decision is required by governmental regulation, then the Members shall mutually agree as to the content of such report.

                                -Page 41 of 48-

         (c) Any decision which requires a monetary payment shall require such payment to be payable in United States dollars, free of any tax or other deduction.

         (d) The Members agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. If a decision is not complied with by a Member, then any award or decision may be entered in a court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement.

                                   ARTICLE 16

                                 CONFIDENTIALITY

         16.1 Confidentiality.

         (a) General. The confidentiality provisions of the CDA will apply to Confidential Information (as defined therein) of the Members and the Company, whether provided under this Agreement or other agreements to which the Diversa Member, the Dow Member and/or the Company are parties. Additionally, the Confidential Information exchanged specifically under this Agreement shall also be in accord with the requirements stated in the above definition of Confidential Information.

         (b) Restricted Access/Return of Information.

                  (i) Disclosure of a Member's Confidential Information to any of the officers, employees, consultants or agents of the other Member shall be made only if and to the extent necessary to carry out rights and responsibilities under this Agreement, shall be limited to the maximum extent possible, consistent with such rights and responsibilities, and shall only be made to persons who are bound to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement.

                  (ii) Each Member shall use at least the same standard of care, but no less than a reasonable standard of care for this industry, as it uses to protect its own Confidential Information to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of Confidential Information of another Member. Each Member shall promptly notify the other Member of any unauthorized use or disclosure of Confidential Information of another Member.

                  (iii) Within 60 days following termination or expiration of this Agreement, each Member will return to the other Member, or destroy, upon the written request of the concerned Member, all Confidential Information disclosed to it by the concerned Member pursuant to this Agreement, including all copies and extracts of documents; provided that a Member may retain Confidential Information of another Member relating to any license or right to use Intellectual Property that survives such termination and one copy of all other Confidential

                                -Page 42 of 48-

         Information may be retained in confidential and inactive legal archives solely for the purpose of establishing the contents thereof and to determine the continuing obligations of each Member.

                  (c) Employee Confidentiality Agreements. The Diversa Member and the Dow Member each represent that all of its employees and any consultants to such Member who shall have access to Confidential Information of another Member are bound by agreements to maintain such information in confidence and not to use such information except as expressly permitted herein. Each Member agrees to enforce confidentiality obligations by which its employees and consultants are bound.

                                   ARTICLE 17

                                  Miscellaneous

         17.1 Technology Fee Payments. In partial consideration of the Diversa Member agreeing to enter into and conduct research and development during the initial [***] term of the IE R&D Agreement, the Dow Member shall make the following payments to the Diversa Member (collectively the "Technology Fee Payments"): (i) [***] within [***] days of the date of this Agreement (the "Exclusivity Fee Payment"); (ii) [***] within [***] days of the date upon which the Company [***]; (iii) [***] within [***] days of the date upon which the Company [***]; (iv) [***] within [***] days of the date of this Agreement (the "Initial Technology Development Fee Payment"); and (v) [***] on each of the [***] subsequent anniversaries of the date of the IE R&D Agreement (collectively, the "Subsequent Technology development Fee Payments") (and the Diversa Member will provide an invoice to the Dow Member with regard to each such payment no later than [***] days prior to each such anniversary).

         17.2 Dow Development Costs. [***].

         17.3 [***]

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 43 of 48-

[***].

         17.4 Infringement Claims. In the event that either Member receives a written notice of an allegation of possible patent infringement from a third party or determines that there is such possible infringement based on the use of an enzyme, material or licensed enzyme, such Member shall, within thirty (30) days, notify the other Member in writing and provide an explanation of the circumstances.

         17.5 Amendments.(a) Subject to any contrary provisions of the Act, this Agreement may be amended only by the affirmative vote of all of the Members. Any such amendment shall be in writing, duly executed by all the Members.

         (b) Subject to any contrary provisions of the Act, the Certificate may only be amended by the affirmative vote of all of the Members. Any such amendment shall be in writing, and shall be executed and filed in accordance with section 18-202 of the Act.

         17.6 Nature of Membership Interest; Agreement Is Binding Upon Successors. The interests of Members in the Company constitute their personal estate. In the event of the death or legal disability of any Member, the executor, trustee or administrator of such Member shall be bound by the provisions of this Agreement, including without limitation Sections 9.1 and
10.2. In the case of a Member which is not a natural person, the successor of such Member shall be bound by the provisions of this Agreement, including without limitation Sections 9.1 and 10.2.

         17.7 Representation of Shares of Companies or Interests in Other Entities. Any Director, the president, any vice president or the secretary or any assistant secretary of this Company is authorized to vote, represent and exercise on behalf of this Company all rights incident to any and all shares of any other company or companies, or any interests in any other entity, standing in the name of this Company. The authority herein granted to said Directors or officers to vote or represent on behalf of this Company any and all shares held by this Company in any other company or companies, or any interests in any other entity, may be exercised either by such Directors or officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said Directors or officers.

         In the event of any inconsistency in the actions taken by a Director, the president, vice president, secretary, assistant secretary, treasurer or assistant treasurer with respect to matters described in this Section 17.7, the decision or action of the chairman shall prevail over the decision or action of a Director, and the decision or action of a Director shall prevail over any decision or action of an officer (other than an officer who is also a Director), and the decision or action of the president shall prevail over that of any other officer.

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 44 of 48-

         17.8 Seal. The Members or Board of Directors may adopt a seal of the Company in such form as the Members or the Board of Directors (as the case may be) shall decide.

         17.9 Mutual Representations. The Dow Member and the Diversa Member each represents and warrants as follows:

         (a) It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the performance of its obligations hereunder requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

         (b) The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders or (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents.

         (c) This Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms and conditions.

         17.10 Non-Competition. Except as permitted by Section 3.8(b), the Dow Member, the Diversa Member and their Affiliates agree [***] during the period in which they are a Member. In addition, except as permitted by Section 3.8(b), (a) the Breaching Member if this Agreement is terminated under Section 10.2(a)(i),
(b) the Change of Control Member if this Agreement is terminated under Section 10.2(a)(iii), or (c) the Selling Member in the event of a sale of the Selling Member's Membership Interest under Section 10.2(b), together with such Member's Affiliates, agree [***], during the [***] period following termination of this Agreement. The period during which a Member is subject to the limitations described in the preceding sentences is referred to herein as the "Non-competition Period." Regardless of the percentage control or ownership, except as permitted by Section 3.8(b), the Dow Member and the Diversa Member agree [***]. In addition, [***]. Notwithstanding the foregoing, in no event shall the Dow Member license to third parties

*CONFIDENTIAL TREATMENT REQUESTED

                                -Page 45 of 48-

Confidential Information or technology of the Company or the Diversa Member, except as specifically permitted by the Industrial Enzymes Development Agreement or the Contract Manufacturing Agreement. However, the Company may license to third parties in accord with the LLC License.

         17.11 Entire Agreement. This Agreement and the exhibits and schedules hereto and any side letter agreements entered into by the Members as of the date of this Agreement relating to potential termination of this Agreement, constitute the entire agreement between the Members with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, representations, and understandings of the parties. No party hereto shall be liable or bound to the other in any manner by any warranties, representations or covenants with respect to the subject matter hereof except as specifically set forth herein.

         17.12 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. In addition, neither Member can assign this Agreement or the rights and obligations thereunder to another party without the prior written consent of the other Member as more further described in Article 9.

         17.13 Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of Delaware, without regard to Delaware choice of law provisions.

         17.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

         17.15 Titles and Subtitles; Form of Pronouns; Construction and Definitions. The titles of the sections and paragraphs of this Agreement are for convenience only and are not to be considered in construing this Agreement. All pronouns used in this Agreement shall be deemed to include masculine, feminine and neuter forms, the singular number includes the plural and the plural number includes the singular. Unless otherwise specified, references to Sections or Articles are to the Sections or Articles in this Agreement. Unless the context otherwise requires, the term "including" shall mean "including, without limitation".

         17.16 Delaware Limited Liability Company Act Prevails. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Act and the Delaware General Corporation Law shall govern the construction of this Agreement; provided, however, that in the event of any inconsistency between such laws, the provisions of the Act shall prevail.

                                -Page 46 of 48-

         17.17 Export Controls. This Agreement is made subject to any restrictions concerning the export of Licensed Products or Research Results (as such terms are defined in the IE R&D Agreement) or Intellectual Property (collectively, "Technology") from the United States that may be imposed upon either Member from time to time by laws or regulations of the United States. Neither Member will export, directly or indirectly, any Technology to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce, Bureau of Export Administration, or other agency of the United States government when required by applicable statute or regulation.

         17.18 Severability. If one or more provisions of this Agreement are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Agreement shall be enforceable in accordance with its terms.

         17.19 Publicity. Neither Member shall disclose the details of this Agreement or related agreements to any third party without the prior written consent of the other Member, provided, however, upon the signing of this Agreement, the Dow Member and the Diversa Member will jointly develop a public announcement to disclose the fact that the Members have entered into this Agreement; and provided further that a Member may make sure disclosure as is required to comply with applicable laws or regulations (such as disclosure to the Securities and Exchange Commission) or to comply with a court or administrative order, provided that the party required to make such disclosure takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure and promptly notifies the other Member regarding such disclosure.

         17.20 Publication. The provisions of the CDA Agreement shall apply with respect to proposed publications or public disclosure of research results under this Agreement.

         17.21 Costs. The Members agree to be responsible for their own costs and expenses related to the formation of preparation and execution of this Agreement.

         17.22 Insurance. The Members agree that the Board of Directors shall direct the Company from time to time to purchase adequate, reasonable and customary personal, property and product liability insurance

         17.23 Notices. Any notice to be given under this Agreement shall be in writing and shall be deemed given when received and may be sent by mail, express courier or facsimile to:

If to the Diversa Member:                   If to the Dow Member:

Diversa Corporation                         The Dow Chemical Company
Attn:  President                            Attn:
10665 Sorrento Valley Road                  2030 Dow Center
San Diego, California  92121                Midland, MI  48674
(858) 623-5190(FAX)                         (517) 636-4033 (FAX)

                                -Page 47 of 48-

         IN WITNESS WHEREOF, the Members hereby execute this Limited Liability Company Agreement as of June 29, 2000. This Agreement may be signed in separate counterparts by facsimile.

                                        Diversa Corporation


                                        By  /s/ Jay M. Short
                                           ------------------------------------
                                        Name    Jay M. Short
                                             ----------------------------------
                                        Title   Chief Executive Officer
                                              ---------------------------------


                                        The Dow Chemical Company


                                        By  /s/ G.E. Merszei
                                           ------------------------------------
                                        Name    G.E. Merszei
                                             ----------------------------------
                                        Title   Vice President and Treasurer
                                              ---------------------------------



ACCEPTED AND AGREED

New Venture LLC

By  /s/ Fernand Kaufmann
   --------------------------------------
Name    Fernand Kaufmann
     ------------------------------------
Title  Chairman of the Board of Directors
      -----------------------------------

                                -Page 48 of 48-